UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2013 (May 16, 2013)

Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 20, 2013, MAM Software Group, Inc. (the “Company”) will deliver a corporate presentation (the “Presentation”) at the 14th Annual B. Riley & Co. Investor Conference in Santa Monica, California. A copy of the Presentation is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the information set forth in the Technical Report, are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

On May 20, 2013, MAM Software Group, Inc. (the “Company”) will deliver a corporate presentation (the “Presentation”) at the 14th Annual B. Riley & Co. Investor Conference in Santa Monica, California. A copy of the Presentation is attached hereto as Exhibit 99.1. The Presentation is also available on the Company’s website at http://www.mamsoftwaregroup.com/investor-relations.php. None of the information contained on the Company’s website is intended to be, and shall not be deemed to be, incorporated into this filing on Form 8-K or any of our other securities filings.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits:

99.1	Presentation of MAM Software Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 16, 2013		MAM SOFTWARE GROUP, INC.

	By:	/s/ Charles F. Trapp
Name: Charles F. Trapp Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Presentation of MAM Software Group, Inc.